Exhibit 10.1

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

THIRD AMENDMENT TO
LOAN AND SECURITY AGREEMENT

This Third Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of June 23, 2020, by and among PACIFIC WESTERN BANK, a California state chartered bank (“Bank”), and PRECISION BIOSCIENCES, INC. and ELO LIFE SYSTEMS, INC. (individually and collectively, jointly and severally, “Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of May 15, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”).  The parties desire to amend the Agreement in accordance with the terms of this Amendment, such amendment to become effective as of the Third Amendment Date.

NOW, THEREFORE, the parties agree as follows:

1)	Amendments.
a)	Section 2.1 (b) (i) of the Agreement is amended to read as follows:

(i) Amount. Subject to and upon the terms and conditions of this Agreement, Borrower may request Advances in an aggregate outstanding principal amount not to exceed the Revolving Line any time prior to the Revolving Maturity Date. Advances may be repaid and reborrowed at any time prior to the Revolving Maturity Date.  On the Revolving Maturity Date, all Advances shall be immediately due and payable. Subject to Sections 2.5(c) and 2.5(f), Borrower may prepay any Advances without penalty or premium at any time.

b)	Section 2.3 (a) (i) of the Agreement is amended to read as follows:

(i)Advances. Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding daily balance thereof, at a variable annual rate equal to the greater of (A) 2.75% above the Prime Rate, and (B) 6.00%.

c)	Section 2.5 of the Agreement is amended to read as follows:
(a)	Facility Fee. None.

(b)Bank Expenses. On the Closing Date, all Bank Expenses incurred through the Closing Date, and, after the Closing Date, all Bank Expenses, as and when they become due.

(c)Early Termination Fee. If this Agreement is terminated before the Revolving Maturity Date for any reason, including Bank’s election to terminate following the occurrence of an Event of Default, on the date of such termination, a fee in an amount equal to Six Hundred Thousand Dollars ($600,000).

(d)	Unused Fee. None.

(e)Success Fee. Upon the occurrence of a Success Fee Event, (i) a fee of $135,000 if paid on or before June 30, 2021, and (ii) a fee of $275,000 if paid after June 30, 2021 (the “Success Fee”). Borrower shall deliver reasonable advance written notice to Bank of a Success Fee Event, and shall pay Bank the Success Fee within five (5) days upon receipt of proceeds upon the consummation of a Success Fee Event.  This Section 2.5(e) shall survive termination of this Agreement.

(f)Final Payment Fee. On the soonest to occur of (i) the Revolving Maturity Date, (ii) the date that Borrower repays all Advances and elects to terminate the Revolving Line, and (iii) the date that the Advances become due or Bank elects to terminate this Agreement in connection with the occurrence of an Event of Default, a fee equal to one percent (1.00%) of the maximum principal amount of the Advances outstanding at any time.

d)	Section 6.2 (a) (iii) of the Agreement is amended to read as follows:

(iii) an annual budget approved by Borrower’s Board of Directors as soon as available, but no later than the earlier of (i) 90 days after the end of each fiscal year of (ii) 15 days following approval by Borrower’s Board of Directors.

e)	Section 6.6 of the Agreement is amended to read as follows:

6.6Primary Depository. Within 60 days after the Third Amendment Date, Borrower shall maintain and shall cause of its Subsidiaries to maintain the lesser of (a) $100,000,000, or (b) substantially all cash (other than cash held in Excluded Accounts) in depositary and operating accounts with Bank, provided all cash held outside Bank shall be subject to an account control agreement in favor of Bank. Notwithstanding the foregoing, Precision UK may maintain a bank account in the United Kingdom, with such account not subject to an account control agreement in favor of Bank, so long as the balance in such account does not exceed £1,500,000 (or its US Dollar equivalent) at any time.

f)	Section 6.7 of the Agreement is amended to read as follows:

6.7Financial Covenants. Borrower shall at all times maintain the following covenant:

(a) Minimum Cash. At all times, an aggregate balance of unrestricted cash at Bank (excluding any amounts held in Excluded Accounts) equal to or greater than $10,000,000. Borrower acknowledges and agrees that any request by Borrower or any other Person to pay or otherwise transfer funds that would cause Borrower’s balance of Cash at Bank to be less than the amount required pursuant to this Section 6.7(a) shall constitute an Event of Default under this Agreement.

g)	Exhibit A to the Agreement is amended by amending or restating, or adding, in appropriate alphabetical order, as applicable, the following defined terms to read as follows:

“Credit Card Maturity Date” means June 23, 2022, provided that if Borrower achieves the Extension Milestone, then “Credit Card Maturity Date” shall instead mean June 23, 2023.

“Extension Milestone” means Borrower has delivered evidence acceptable to Bank that Borrower has received aggregate gross Cash proceeds of not less than $125,000,000 from the issuance of Borrower’s equity securities and/or upfront Cash proceeds from strategic partnerships on terms and conditions reasonably satisfactory to Bank.

“Revolving Line” means a Credit Extension of up to $30,000,000.

“Revolving Maturity Date” means June 23, 2022, provided that if Borrower achieves the Extension Milestone, then “Revolving Maturity Date” shall instead mean June 23, 2023.

“Success Fee Event” is (a) any merger or consolidation of Borrower with or into another entity (except one in which the holders of equity of the Borrower immediately prior to such merger or consolidation continue to hold at least a majority of the voting power of the equity interests in the surviving entity), (b) any sale of all or substantially all of the assets of Borrower and its Subsidiaries taken as a whole (in one or more related and contemporaneous transactions), or (c) closing of one or more related and contemporaneous sales or issuances of Borrower’s equity or Subordinated Debt securities and/or up-front cash proceeds from one or more strategic partnerships in which the aggregate gross cash proceeds to Borrower are at least $50,000,000.

“Third Amendment Date” means June 23, 2020.

h)	Exhibit D to the Agreement is amended as set forth in Exhibit D attached hereto.
2)

Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its terms. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement and the security interest as granted as of the Closing Date continues without novation.  Unused Fees accruing before the Third Amendment Date are not refundable.  The Early Termination Fee provided for in Section 2.5(c) in effect before the Third Amendment Date is superseded by the fee provided for in this Amendment in respect of Section 2.5(c).

3)

Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct in all material respects as of the date of this Amendment (provided, that those representations and warranties expressly referring to another date are true and correct in all material respects as of such date, and provided further that any representation or warranty that contains a materiality qualification therein is true and correct in all respects).  No Event of Default or failure of condition has occurred or exists, or would exist with notice or lapse of time or both under the Agreement or any other Loan Document.  A true and correct copy of each of Borrower’s certificate of incorporation and bylaws, as in effect as of the Third Amendment Date has been delivered to Bank.

4)

This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrower remain in full force and effect.

5)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
6)	The terms of Article 11 of the Agreement are incorporated by reference herein, mutatis mutandis.
7)	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance reasonably satisfactory to Bank, the following:
a)	this Amendment, duly executed by Borrower and Bank;
b)	an officer’s certificate of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;
c)	payment of Bank Expenses, which may be debited from any of Borrower’s deposit account maintained with Bank; and
d)	such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

PRECISION BIOSCIENCES, INC.

By: /s/ Abid Ansari

Name: Abid Ansari

Title: CFO

ELO LIFE SYSTEMS, INC.

By: /s/ Fayaz Khazi

Name: Fayaz Khazi

Title: CEO

PACIFIC WESTERN BANK

By: /s/ Scott Hansen

Name: Scott Hansen

Title: EVP

exhibit d

COMPLIANCE CERTIFICATE

[***]

SCHEDULE OF EXCEPTIONS

Permitted Indebtedness  (Exhibit A) – [***]

Permitted Investments  (Exhibit A) – [***]

Permitted Liens  (Exhibit A) – [***]

Prior Names  (Section 5.5) –

Elo Life Systems, Inc. was formerly known as Precision PlantSciences, Inc.

Litigation  (Section 5.6) – [***]

Inbound Licenses  (Section 5.12) – [***]